Northwest Biotherapeutics, Inc. 4800 Montgomery Lane Suite 800 Bethesda, MD 20814	t (240) 497-9024 f (240) 627-4121	www.nwbio.com NASDAQ: NWBO

Media Contacts:

Les Goldman 202-841-7909	Beverly Jedynak 312-943-1123
lgoldman@nwbio.com	bjedynak@janispr.com

NW BIO EXHIBIT AT THE UPCOMING ASCO MEETING

TO HIGHLIGHT ITS LEADERSHIP ROLE IN IMMUNE THERAPY FOR CANCER

NW Bio Exhibit Will Describe DCVax Technology and Clinical Trial Progress

at Annual Meeting of Over 25,000 Oncologists

BETHESDA, MD, May 23, 2013 -- Northwest Biotherapeutics (NASDAQ: NWBO) (NW Bio), a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, announced today that it will use its exhibit at this year’s American Society Of Clinical Oncology (ASCO) meeting in Chicago to highlight its leadership role in immune therapy.

The ASCO annual meeting is the pre-eminent conference focused on clinical treatment of cancer, with attendance of more than 25,000 oncologists and other medical professionals from across the US and all over the world. The 49th annual meeting of ASCO will be held at the McCormick Place Convention Center in Chicago from May 31 to June 4, 2013.

NW Bio will be participating in the ASCO meeting with a 400 square foot exhibit, located adjacent to the Industry Experts Theater in the Exhibit Hall. NW Bio’s exhibit will include space for private meetings as well as information about the Company’s promising DCVax immune therapy platform for all solid tumor cancers, and the Company’s multiple clinical trial programs.

“ASCO presents a unique opportunity to reach oncologists from throughout the US and around the world with the latest information about our broad DCVax technology for personalized immune therapy treatments for all solid tumor cancers,” commented Linda Powers, NW Bio CEO. “Immune therapies have become an area of rapidly growing interest among oncologists, and NW Bio is strongly positioned at the forefront of this emerging new treatment category, with two product lines already at the Phase III clinical trial stage and a third product line at the Phase I/II trial stage. We look forward to raising awareness of our DCVax technology and products with a major exhibit at this year’s ASCO meeting.”

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe. The Company has a broad platform technology for DCVax dendritic cell-based vaccines. The Company’s lead program is a 312-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM). GBM is the most aggressive and lethal form of brain cancer. The Company also previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer, and clearance from the FDA for Phase I/II trials in multiple other cancers. The Company also conducted a Phase I/II trial with DCVax for metastatic ovarian cancer together with the University of Pennsylvania.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” "plan," "continue," "may," "will," "anticipate," and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as the Company’s ability to raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, the uncertainty of the clinical trials process, uncertainties about the timely performance of third parties, and whether the Company’s products will demonstrate safety and efficacy. Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.